Bonds.com Group, Inc. 8-K

Exhibit 99.1

Bonds.com Group, Inc. Announces Management Changes;
Elects New Director to its Board

Boca Raton, Florida (Marketwire – March 4, 2010) – Bonds.com Group, Inc. (OTC.BB: BDCG)  announced today that John J. Barry, IV, the company’s founder, has assumed the role of Vice Chairman and Chief Strategic Officer.  In his new role, Mr. Barry will focus his efforts on the company’s strategic growth and build a core team to target specific clients and business opportunities.  Michael Sanderson, formerly the Chief Operating Officer of our New York, New York office and BondStation Pro line of business, has assumed the role of Chief Executive Officer.  Prior to joining the company, Mr. Sanderson served as Executive Director of Laidlaw & Company (UK) Ltd., an investment banking and advisory firm.  He began his career at Merrill Lynch where he spent 23 years in roles including serving as Chairman and CEO of Merrill Lynch Canada.  Subsequent to his years at Merrill Lynch, Mr. Sanderson was CEO of Instinet, Inc. and later became Chairman & CEO of Reuters Americas.

“We are very pleased to have John focusing all of his efforts on strategic growth and key sales efforts, and to have Michael Sanderson, a well-known and experienced financial industry executive, filling the role of Chief Executive Officer,” said Edwin L. Knetzger, III, Co-Chairman of the company’s Board of Directors.

Additionally, the company announced that Jeffrey M. Chertoff has joined our Board of Directors and will chair our Audit Committee.  Mr. Chertoff is a highly experienced financial industry executive.  He currently serves as a Managing Director and Chief Financial Officer of Stonecastle Partners LLC, an asset manager with over $3.1 billion under management that focuses its investments on U.S. community banks.  Prior to joining Stonecastle Partners, Mr. Chertoff served as Chief Financial Officer of Labranche & Co Inc. (NYSE: LAB), Cantor Fitzgerald-ESpeed, Inc. (NASDAQ: ESPD) and Daiwa Securities America, Inc.  Mr. Chertoff also is a past President of the Financial Management Division of the Securities Industry Association (now known as SIFMA).

To be added to the Bonds.com investor email list, please email investorrelations@bonds.com with BDCG in the subject line.

About Bonds.com Group, Inc.

Bonds.com Group, Inc. (OTC.BB:BDCG - News), through its subsidiary Bonds.com, Inc., serves institutional fixed income investors by providing a comprehensive zero subscription fee online trading platform. The company designed the BondStation and BondStationPro platforms to provide liquidity and competitive pricing to the fragmented Over-The-Counter (OTC) Fixed Income marketplace.

The Company differentiates itself by offering through Bonds.com, Inc. an inventory of over 35,000 Fixed Income securities from more than 175 competing sources. Asset classes currently offered on BondStation and BondStationPro, our Fixed Income trading platforms, include municipal bonds, corporate bonds, agency bonds, certificates of deposit (CDs), emerging market debt, structured products and U.S. Treasuries.

This press release includes forward-looking statements. These statements relate to future events (including John J. Barry, IV’s new role and future efforts), and involve known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from any events expressed or implied by these forward-looking statements.  Such risks include the risk that the parties are unable to negotiate and agree upon a definitive new employment agreement for Mr. Barry, in which case Mr. Barry might not continue on as an employee of the Company.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual events may differ materially from those expressed or implied in these forward-looking statements.

Bonds.com Investor Relations Website: http://ir.bonds.com.

CONTACT:

Bonds.com Group, Inc.
Christopher G. Loughlin
Chief Operating Officer
(877) 880-BDCG (2324)
cloughlin@bonds.com
www.bonds.com